AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

May 1, 2007

REGISTRATION NO. 333-139619

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

SILVER RESERVE CORP.
(Name of small business issuer in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1000 (Primary Standard Industrial Classification Code Number)	98-0492752 (I.R.S. Employer Identification No.)

SILVER RESERVE CORP.
1226 White Oaks Blvd., Suite 10A
Oakville, Ontario L6H 2B9
Telephone: 905-845-1073
FAX: 905-845-6415
(Name, address, including zip code, and
telephone number, including
area code, of agent for service)

Copies of communications to:

Jonathan H. Gardner
Kavinoky Cook LLP
726 Exchange Street; Suite 800
Buffalo, New York 14210

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☒

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

AMENDMENT PURPOSE

This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form SB-2 (File No. 333-139619) (the “Registration Statement”) is being filed pursuant to Rule 462(d) solely for the purpose of updating the exhibit index in Item 27 of Part II of the Registration Statement in order to add Exhibits 23.4, 23.5, and 23.6. This Amendment consists only of the facing page, this explanatory note, Item 27 of Part II and the Exhibit Index of the Registration Statement, as amended.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 27: EXHIBITS INDEX

The following exhibits are filed as part of this registration statement.

Exhibit No. Description

3.1	Certificate of Incorporation filed on June 3, 1999 with the Delaware Secretary of State (previously filed as part of the Company’s registration statement filed on December 22, 2006)
3.2	By Laws (previously filed as part of the Company’s registration statement filed on December 22, 2006)
3.3
Certificate of Amendment of the Certificate of Incorporation of the Company dated June 5, 1999, changing the capitalization of the Company (previously filed as part of the Company’s registration statement filed on December 22, 2006)

3.4
Certificate for Renewal and Revival of Charter of the Company dated May 2, 2002, filed with the Delaware Secretary of State on May 3, 2002 (previously filed as part of the Company’s registration statement filed on December 22, 2006)

3.5
Certificate for Renewal and Revival of Charter of the Company dated April 11, 2006, filed with the Delaware Secretary of State on April 11, 2006 (previously filed as part of the Company’s registration statement filed on December 22, 2006)

3.6
Certificate of Amendment of the Certificate of Incorporation of the Company dated April 11, 2006, and filed with the Delaware Secretary of State on April 11, 2006 changing the capitalization of the Company (previously filed as part of the Company’s registration statement filed on December 22, 2006)

5.1	Legal Opinion dated December 21, 2006 of Kavinoky Cook LLP (previously filed as part of the Company’s registration statement filed on December 22, 2006)
10.1	Consulting Services Agreement dated May 1, 2006 with Medallion Capital Corp. (previously filed as part of the Company’s registration statement filed on December 22, 2006)
10.2	2006 Stock Option Plan (previously filed as part of the Company’s registration statement filed on December 22, 2006)
10.3	Property Purchase Agreement with Anglo Gold Mining, Inc. (previously filed as part of the Company’s registration statement filed on December 22, 2006)
10.4	Property Purchase Agreement with International Energy Resources, Inc. (previously filed as part of the Company’s registration statement filed on December 22, 2006)
10.5	Property Purchase Agreement with Mojave Silver Company, Inc. (previously filed as part of the Company’s registration statement filed on December 22, 2006)
10.6	Option Agreement with Sage Associates, Inc. (previously filed as part of the Company’s registration statement filed on December 22, 2006)
10.7	Purchase Agreement with Nevada Refining, Inc. (previously filed as part of the Company’s registration statement filed on December 22, 2006)
10.8	Form of Convertible Debenture (previously filed as part of the Company’s registration statement filed on December 22, 2006)
10.9	Form of Agent Warrant (previously filed as part of the Company’s registration statement filed on December 22, 2006)
10.10	Form of Lock-Up Agreement (previously filed as part of the Company’s registration statement filed on December 22, 2006)
23.1	Consent of SF Partnership, LLP dated December 20, 2006 (previously filed as part of the Company’s registration statement filed on December 22, 2006)
23.2	Consent of SF Partnership, LLP dated February 1, 2007 (previously filed as part of Amendment No. 1 to the Company’s registration statement filed on February 2, 2007)
23.3	Consent of SF Partnership, LLP dated March 12, 2007 (previously filed as part of Pre-effective Amendment No. 2 to the Company’s Registration Statement on March 14, 2007)
23.4	Letter of SF Partnership, LLP dated April 26, 2007
23.5	Letter of Schwartz Levitsky Freedman LLP dated April 24, 2007
23.6	Letter of SF Partnership, LLP dated April 26, 2007

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Reno, Nevada on May 1, 2007.

SILVER RESERVE CORP.

By:	/s/ Todd D. Montgomery
Name: Todd D. Montgomery
Title: Director, President and CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Todd D. Montgomery Todd D. Montgomery	Chairman of the Board, President and CEO	May 1, 2007

/s/ Randal Ludwar Randal Ludwar	Director, Chief Financial Officer, Principal Accounting Officer	May 1, 2007

/s/ Brent Walter Brent Walter	Director	May 1, 2007

/s/ Joseph Montgomery Joseph Montgomery	Director	May 1, 2007

/s/ Mason Douglas Mason Douglas	Director	May 1, 2007